Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of Northview Acquisition, Corporation (“NorthView”) and Profusa, Inc. (“Profusa”), adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

Unless the context otherwise requires, following the Closing (as defined below), references to “we,” “us,” “our,” “New Profusa,” and the “Company” refer to Profusa, Inc., a Delaware corporation formerly known as NorthView Acquisition Corporation, and its consolidated subsidiaries.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2025, assumes that the Business Combination occurred on March 31, 2025. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2025, and for the year ended December 31, 2024, present pro forma effect to the Business Combination as if it had been completed on January 1, 2024.

The Business Combination is accounted for as a reverse recapitalization under U.S. GAAP. Under this method of accounting, NorthView will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on Profusa Stockholders comprising a relative majority of the voting power of Profusa (the combined entity) and having the ability to nominate majority of the members of the New Profusa Board, Profusa’s operations prior to the acquisition comprising the only ongoing operations of New Profusa, and Profusa’s senior management comprising the senior management of New Profusa. Accordingly, for accounting purposes, the financial statements of New Profusa will represent a continuation of the financial statements of Profusa with the Business Combination treated as the equivalent of Profusa issuing stock for the net assets of NorthView, accompanied by a recapitalization. The net assets of NorthView will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Profusa in future reports of New Profusa.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of NorthView was derived from the unaudited financial statements of Northview as of and for the three months ended March 31, 2025, and the audited financial statements of NorthView as of and for the year ended December 31, 2024, which are included in the Proxy Statement/Prospectus. The historical financial information of Profusa was derived from the unaudited financial statements of Profusa as of and for the three months ended March 31, 2025, and audited financial statements of Profusa as of and for the year ended December 31, 2024, which are included in the Proxy Statement/Prospectus. This information should be read together with NorthView’s and Profusa’s audited financial statements, and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of NorthView” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Profusa” and other financial information included in the Proxy Statement/Prospectus.

Description of the Business Combination

●	On November 7, 2022, NorthView entered into a Merger Agreement with Profusa and Merger Sub, pursuant to which, Merger Sub merged with and into Profusa with Profusa as the surviving corporation and becoming a wholly-owned subsidiary of NorthView. In connection with the Merger, NorthView changed its name to “Profusa, Inc.”

More specifically, and as described in greater detail below, at the Effective Time of the Merger:

a.	each share of issued and outstanding Profusa Common Stock was converted into a number of shares of New Profusa common stock, par value $0.0001 per share (“New Profusa Common Stock”), based on the Exchange Ratio that reflects an equity valuation of Profusa of $155,000,000 (as adjusted for the Incentive Equity Value, the Private Placement Value and the Aggregate Company Incentive Amount), divided by an assumed value of New Profusa Common Stock of $10.00 per share.

b.	each option to purchase Profusa Common Stock was converted into an option to purchase New Profusa Common Stock based on the Exchange Ratio, and

c.	each warrant to purchase Profusa Common Stock was converted into a warrant to purchase New Profusa Common Stock based on the Warrant Ratio (as defined in the Merger Agreement).

PIPE Transaction

●	On February 11, 2025, NorthView executed a Securities Purchase Agreement (the “PIPE Subscription Agreement”) with Ascent Partners Fund LLC (“Ascent”, and together with any additional investors who become parties to the PIPE Subscription Agreement, the “PIPE Investors”). Pursuant to the PIPE Subscription Agreement, the PIPE Investors are expected, subject to the conditions relating to such purchase set forth in the PIPE Subscription Agreement, to purchase from NorthView senior secured convertible notes in an aggregate principal amount of up to $22,222,222 (the “PIPE Convertible Notes”) for a purchase price of up to $20,000,000, after 10% OID.

At the Closing and pursuant to the PIPE Subscription Agreement, New Profusa issued a PIPE Convertible Note in the principal amount of $10,000,000 (the “Initial Note”), reflecting a 10% original issue discount to the face amount (“OID”) thereof. The Initial Note matures on the date that is 18-months from Closing (the “Maturity Date”) and is convertible at any time at the holder’s option at the lower of $10 or 95% of the lowest daily volume-weighted average price per share (“VWAP”) of New Profusa Common Stock in the 10 trading days prior to the original issue date for each PIPE Convertible and shall be adjusted, without limitation, based on down-round and most-favored nation (MFN) price and terms protections (the “Conversion Price”).

Interest shall accrue on the aggregate unconverted and then outstanding principal amount of the Initial Note at a rate of 10% per annum and increase upon an event of default to 24% per annum. Payments made in cash under the Initial Note shall be subject to a 5% fee, which shall be in addition to any amounts owed thereunder. The Initial Note provides for certain events of default that are typical for a transaction of this type, including, among other things, any breach of the representations or warranties made by New Profusa or its subsidiaries. The Initial Note also provides for a 10% late fee in case of late payments and mandatory prepayments upon Subsequent Offerings (as defined in the Initial Note) and, in the absence of an event of default, may be prepaid upon 10 business day’s prior notice, subject to certain conversion rights of the PIPE Investors.

The Initial Note may not be converted by the PIPE Investors into shares of New Profusa Common Stock if such conversion would result in the investors or their affiliates owning in excess of 4.99% of the number of shares of New Profusa Common Stock outstanding immediately after giving effect to the issuance of all shares issuable upon conversion of the Initial Note.

The outstanding principal balance of the Profusa Senior Convertible Promissory Notes and all accrued but unpaid interest converted into Profusa Common Stock and NorthView exchanged the Profusa Common Stock for 4,170,932 shares of New Profusa, on an as converted price of $0.34 per share. The Exchange Ratio and the Company Reference Share Value were $0.94 and $9.40, respectively.

The outstanding principal balance of the Profusa Senior Secured Convertible Promissory Notes and all accrued but unpaid interest converted into Profusa Common Stock and NorthView exchanged the Profusa Common Stock for 5,542,261 shares of New Profusa, an as converted price of $0.50 per share.

●	NorthView’s Convertible Working Capital loan was converted at close of the Business Combination. The current balance of the note is $1,919,796, which has been fair value adjusted on the balance sheet and which is included in the pro forma at the current balance as no interest accrues on this note and was converted into 863,908 shares of New Profusa, at an as converted price of $2.22 per share.

●	Upon consummation of the Merger the former holders of Profusa’s common stock, senior convertible notes, junior convertible notes and vested in-the-money Profusa Options (the “Participating Securityholders”) received certain rights, under which in the future New Profusa may issue to the Participating Securityholders an aggregate of 3,875,000 shares of New Profusa’s common stock (the “Milestone Earnout Shares”) during the respective earnout periods in equal ¼ installments upon achievement of the following four Milestone Events:

-	Milestone I Earnout Rights: share price of New Profusa Common Stock is equal to or greater than $12.50 for any 20 trading days during any 30 days trading period or consummation of a Subsequent Transaction where the stockholders of New Profusa will receive a consideration of at least $12.50 for each share of New Profusa Common Stock (“Milestone Event I”). The Milestone I period will commence on the 18-month anniversary and end on the two-year anniversary of the closing date of the Merger (“Milestone Event I Period”);

-	Milestone II Earnout Rights: share price of New Profusa Common Stock is equal to or greater than $14.50 for any 20 trading days during any 30 days trading period or consummation of a Subsequent Transaction where the stockholders of New Profusa will receive a consideration of at least $14.50 for each share of New Profusa Common Stock (“Milestone Event II”). The Milestone II period will commence on the 360-day anniversary and end on the two-year anniversary of the closing date of the Merger (“Milestone Event II Period”); provided that such 30 days trading period does not overlap with the 30 days trading period used to satisfy the requirements of Milestone Event I; provided, further, that in the event that such 30 days trading period could satisfy either Milestone Event I or Milestone Event II, then Milestone Event II shall be deemed to be satisfied first;

-	Milestone III Earnout: the closing of the APAC Joint Venture, as described in this proxy statement/prospectus, and the Companies receipt of the related $6 million funding, during the fiscal year ended December 31, 2025 (“Milestone Event III”);

-	Milestone IV Earnout: achievement of revenue of $11,864,000 for the fiscal year ended December 31, 2026 (“Milestone Event IV,” and, together with Milestone Event I, Milestone Event II and Milestone Event III the “Milestone Events”). Milestone I Earnout Rights, Milestone II Earnout Rights, Milestone III Earnout Rights and Milestone IV Earnout Rights are further referred to collectively as “Milestone Earnout Rights”.

PIPE Lock-Up Agreement

On July 11 , 2025, the PIPE Investors entered into a lock-up agreement (the “PIPE Lock-Up Agreement”), pursuant to which they agreed to, subject to certain customary exceptions, not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of any shares of New Profusa Common Stock or securities convertible, exchangeable or exercisable into, shares of New Profusa Common Stock beneficially owned, held or acquired by them. The period for such restrictions shall apply from the Closing date until the termination of the PIPE Lock-Up Agreement in accordance with its terms.

The foregoing description of the PIPE Lock-Up Agreement is not complete and is qualified in its entirety by reference to the text of such document, a form of which is filed as Exhibit 10.8 hereto and incorporated herein by reference.

PIPE Registration Rights Agreement

On July 11, 2025, New Profusa and the PIPE Investors entered into a registration rights agreement (the “PIPE Registration Rights Agreement”). The PIPE Registration Rights Agreement provides customary demand and piggyback registration rights.

Pursuant to the PIPE Registration Rights Agreement, New Profusa will, as soon as practicable, but in any event within 20 calendar days after the Closing Date, use its reasonable best efforts to file with the SEC a registration statement registering the resale of certain New Profusa Common Stock issuable to the PIPE Investors upon conversion of the PIPE Convertible Notes. New Profusa will use its reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof, but no later than the 45h calendar day (but in any event no later than the 60th calendar day) following the Closing.

After giving effect to the Business Combination transaction and the issuance of the Merger Consideration described above, there are 33,161,159 shares of our Common Stock issued and outstanding.

The following summarizes the pro forma Common Stock:

	Pro Forma Combined
Shareholder	Shares	%

NorthView public shareholders (3)	1,999,277	6.0
NorthView other shareholders (1)	3,902,280	11.8
Former Profusa shareholders (2)	15,500,000	46.7
Shares issued to other parties (4)	182,500	0.6
Senior secured convertible note (6)	5,542,261	16.7
Profusa bridge notes (7)	4,170,932	12.6
Northview working capital loan (8)	863,908	2.6
PIPE Subscription (5)	1,000,000	3.0
Total Common Stock shares on closing date of the Business Combination	33,161,159	100.0

(1)	Includes Sponsor and Representative shares in NorthView and has been reduced by the 710,220 sponsor shares allocated to the senior secured convertible note holders.

(2)	Includes 8,670,876 shares issued to existing Profusa common and preferred shareholders, 6,699,365 shares issued to the holders of Profusa’s junior convertible notes and senior convertible notes, and 206,644 shares reserved for Profusa option holders.

(3)	Includes 1,897,500 shares issuable pursuant to outstanding NorthView Rights.

(4)	Represents $1,825,000 of transaction costs paid in shares of New Profusa Common Stock at $10 per share.

(5)	1,000,000 shares issued upon conversion of the $10 million first tranche of the PIPE Investor convertible note facility ($22.22 million total) at $10 per share.

(6)	Senior secured convertible note which includes 710,220 Sponsor shares that were utilized as inducement shares for the notes.

(7)	Represents 1,277,502 shares issued upon the conversion and exchange of Profusa bridge notes and 2,893,430 shares issued in exchange for the shares issued pursuant to the Bridge Note Buyout Agreement.

(8)	Represents shares from the conversion of the NorthView working capital convertible loan at a $2.22 per share.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2025 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2025 and for the year ended December 31, 2024 are based on the unaudited and audited historical financial statements of NorthView and Profusa. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2025

(in thousands, except share and per share data)

	Profusa, Inc. (Historical)	NorthView (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$19	$18	$1,920	B	$3,387
			9,000	C
			(4,146)	F
			(328)	G
			(934)	H
			(1,648)	I
			(661)	S
			(253)	N
			400	T

Prepaid taxes		32	—		32
Prepaid expenses and other current assets	87	14	—		101
Total current assets	106	64	3,350		3,520
Investments held in Trust account	—	1,920	(1,920)	B	—

Deferred offering costs	3,078	—	(1,901)	G	—
			(1,177)	J	—
Other non-current assets	55	—	—		55
Total Assets	$3,239	$1,984	$(1,648)		$3,575
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$5,654	$41	$—		$5,695
Excise tax payable	—	1,946	—		1,946
Accrued expenses and other current liabilities	4,104	2,134	(1,177)	J	3,799
			5,971	E
			(934)	H
			(5,971)	F
			(328)	G
Convertible debt payable, net of discount	47,944	9,133	(26,588)	N	11,391
			9,000	C
			(18,965)	O
			(9,133)	R

Promissory notes	925	—	—		925
PPP loan	1,379	—	—		1,379
Total current liabilities	60,006	13,254	(48,125)		25,135
Warrant liability	—	1,044	—		1,044
Total liabilities	60,006	14,298	(48,125)		26,179
Commitments and contingencies
					—
Convertible Preferred Stock:	—	—	—		—
Series A convertible preferred stock: $0.0001 par value – 4,350,314 shares authorized at March 31, 2025 and December 31, 2024, and 4,350,314 shares issued and outstanding at March 31, 2025 and December 31, 2024, (Liquidation Preference $5,307 at March 31, 2025 and December 31, 2024)	5,231	—	(5,231)	K	—
Series B convertible preferred stock: $0.0001 par value – 5,293,175 shares authorized at March 31, 2025 and December 31, 2024, and 5,293,175 shares issued and outstanding at March 31, 2025 and December 31, 2024, (Liquidation preference $13,815 at March 31, 2025 and December 31, 2024)	13,701	—	(13,701)	L	—
Series C/C-1 convertible preferred stock: $0.0001 par value – 8,907,893 shares authorized at March 31, 2025 and December 31, 2024, and 8,220,445 shares issued and outstanding at March 31, 2025 and December 31, 2024, (Liquidation preference $45,062 at March 31, 2025 and December 31, 2024)	46,217	—	(46,217)	M	—
Common shares subject to possible redemption	—	1,983	(1,983)	A	—
Stockholders’ equity (deficit):

Common Stock
Common stock, $0.0001 par value; 100,000,000 shares authorized; pro forma; 33,002,012 shares issued and outstanding (assuming No Redemption Scenario) and 32,847,451 shares issued and outstanding (assuming Maximum Redemption Scenario)	—	1	1	N	2
Additional paid-in capital	5,758	—	1,983	A	103,231
			(14,298)	D
			(5,971)	E
			46,217	M
			5,231	K
			13,701	L
			1,825	F
			(1,901)	G
			26,334	N
			1,920	R
			18,965	O
			3,728	Q
			400	T
			(661)	S
Accumulated deficit	(127,674)	(14,298)	14,298	D	(125,837)
			(1,648)	I
			(3,728)	Q
			7,213	R

Total stockholders’ equity (deficit)	(121,916)	(14,297)	113,609		(22,604)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$3,239	$1,984	$(1,648)		$3,575

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

(in thousands, except share and per share data)

	Profusa, Inc. (Historical)	NorthView (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	—	—		—
Operating expenses:
Research and development	434	$—	$—		$434
General and administrative	990	584	1,648	FF	6,950
			3,728	HH
Total operating expenses	1,424	584	5,376		7,384
Loss from operations	(1,424)	(584)	(5,376)		(7,384)
Other income (expenses)
Interest income earned on cash and marketable securities held in Trust Account	—	80	(80)	AA	—
Change in fair value of convertible loan	(61)	(225)	225	DD	(61)
Interest expense	(1,230)	—	1,212	BB	(6)
			12	EE
			(417)	II
Change in fair value of warrant liabilities	—	(348)	—		(348)
Other income (expense), net	(1)	—	—		(1)
Net income (loss) before income taxes	(2,716)	(1,077)	(4,423)		(7,800)
Provision for income taxes	—	19	(19)	CC	—
Net income (loss)	$(2,716)	$(1,096)	$(4,404)		$(7,800)
Deemed dividend	—	—	(9,684)	GG	(9,684)
Net loss attributable to common stockholders	(2,716)	(1,096)	(14,088)		(17,484)
Basic and diluted net income (loss) per share subject to possible redemption		$(0.19)
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption		657,910
Basic and diluted net income per share, common stock		$(0.19)
Basic and diluted weighted average shares outstanding, common stock		5,193,750
Basic and diluted net loss per share- Profusa	$(0.48)
Weighted average shares outstanding of Profusa Common Stock	5,604,651
Basic and diluted net loss per share of New Profusa common stock					$(0.53)
Weighted average shares outstanding of New Profusa common stock - basic and diluted					33,161,159

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(in thousands, except share and per share data)

	Profusa, Inc. (Historical)	NorthView (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$100	—	—		100
Operating expenses:
Research and development	1,608	$—	$—		$1,608
General and administrative	2,992	1,351	1,606	FF	9,704
			3,755	HH
Total operating expenses	4,600	1,351	5,361		11,312
Loss from operations	(4,500)	(1,351)	(5,361)		(11,212)
Other income (expenses)
Interest income earned on cash and marketable securities held in Trust Account	—	425	(425)	AA	—
Change in fair value of convertible loan	(311)	(7,166)	7,166	DD	(311)
Interest expense	(4,424)	—	4,349	BB	(1,638)
			104	EE
			(1,667)	II
Change in fair value of warrant liabilities	—	(539)	—		(539)
Other income (expense), net	5	—	—		5
Net income (loss) before income taxes	(9,230)	(8,631)	4,166		(13,695)
Provision for income taxes	—	81	(81)	CC	—
Net income (loss)	$(9,230)	$(8,712)	$4,247		$(13,695)
Deemed dividend	—	—	(9,684)	GG	(9,684)
Net loss attributable to common stockholders	(9,230)	(8,712)	(5,437)		(23,379)
Basic and diluted net income (loss) per share subject to possible redemption		$(1.47)
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption		747,644
Basic and diluted net income per share, common stock		$(1.47)
Basic and diluted weighted average shares outstanding, common stock		5,193,750
Basic and diluted net loss per share- Profusa	$(1.65)
Weighted average shares outstanding of Profusa Common Stock	5,604,651
Basic and diluted net loss per share of New Profusa common stock					$(0.71)
Weighted average shares outstanding of New Profusa common stock - basic and diluted					33,002,012

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization under U.S. GAAP. Under this method of accounting, NorthView Acquisition Corporation (“NorthView”), will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on Profusa, Inc. (“Profusa”) Stockholders comprising a relative majority of the voting power of Profusa (the combined entity) and having the ability to nominate majority of the members of the New Profusa Board, Profusa’s operations prior to the acquisition comprising the only ongoing operations of New Profusa, and Profusa’s senior management comprising the senior management of New Profusa. Accordingly, for accounting purposes, the financial statements of New Profusa will represent a continuation of the financial statements of Profusa with the Business Combination treated as the equivalent of Profusa issuing stock for the net assets of NorthView, accompanied by a recapitalization. The net assets of NorthView will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Profusa in future reports of New Profusa.

As a result of the Business Combination, all outstanding stock of Profusa were cancelled in exchange for the right to receive newly issued shares of Common Stock of New Profusa, par value $0.0001 per share (“Common Stock”), and all outstanding options to purchase Profusa stock were exchanged for options exercisable for newly issued shares of New Profusa Common Stock.

The total consideration received by Profusa Security Holders at the Closing of the transactions contemplated by the Merger Agreement is the newly issued shares of Common Stock and securities convertible or exchangeable for newly issued shares of Common Stock with an aggregate value equal $255,958,617, with each Profusa Stockholder receiving for each share of Profusa Common Stock held (after giving effect to the exchange or conversion of all outstanding Profusa Preferred Stock for shares of Profusa Common Stock and treating all vested in-the-money Profusa Convertible Securities (including, on a net exercise basis, all vested qualified Profusa Options) as if such securities had been exercised as of immediately prior to the Merger, but excluding all unvested Profusa Options) a number of shares of Common Stock equal to a conversion ratio of approximately 0.34. As a result, the Profusa Security Holders received an aggregate of 25,595,862 shares of newly issued Common Stock as Merger Consideration.

As an additional consideration, each Profusa Stockholder is entitled to earn, on a pro rata basis, an aggregate of 3,875,000 shares of New Profusa’s common stock (the “Milestone Earnout Shares”) during the respective earnout periods in equal ¼ installments upon achievement of the following the defined Milestone Events. The Milestone Earnout Shares will be placed in escrow and will be outstanding from and after the Closing, subject to cancellation if the applicable price targets are not achieved. While in escrow, the shares will be non-voting.

The unaudited pro forma combined financial information contained herein does not account for the assumption by New Profusa at the Closing of unvested Profusa Stock Options or future issuances of shares of Common Stock upon exercise thereof.

After giving effect to the Business Combination transaction and the issuance of the Merger Consideration described above, there are 33,161,159 shares of our Common Stock issued and outstanding.

2. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of March 31, 2025 assumes that the Business Combination and related transactions occurred on March 31, 2025. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2025 and for the year ended December 31, 2024 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2024.

The unaudited pro forma condensed combined balance sheet as of March 31, 2025 has been prepared using, and should be read in conjunction with, the following:

●	NorthView’s unaudited condensed consolidated balance sheet as of March 31, 2025 and the related notes for the three months ended March 31, 2025, included in the Proxy Statement/Prospectus; and

●	Profusa’s unaudited condensed consolidated balance sheet as of March 31, 2025 and the related notes for the three months ended March 31, 2025, included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2025 has been prepared using, and should be read in conjunction with, the following:

●	NorthView’s unaudited condensed consolidated statement of operations for the three months ended March 31, 2025 and the related notes, included in the Proxy Statement/Prospectus; and

●	Profusa’s unaudited condensed consolidated statement of operations for the three months ended March 31, 2025 and the related notes, included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 has been prepared using, and should be read in conjunction with, the following:

●	NorthView’s audited consolidated statement of operations for the year ended December 31, 2024 and the related notes, included in the Proxy Statement/Prospectus; and

●	Profusa’s audited consolidated statement of operations for the year ended December 31, 2024 and the related notes, included in the Proxy Statement/Prospectus.

As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. They should be read in conjunction with the historical financial statements and notes thereto of NorthView and Profusa.

3. Accounting Policies and Reclassifications

Upon consummation of the Business Combination, management has performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management has not identified differences between the accounting policies of the two entities which have a material impact on the financial statements of the Combined Company. Based on its analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). NorthView has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to include all necessary Transaction Accounting Adjustments pursuant to Article 11 of Regulation S-X, including those that are not expected to have a continuing impact.

The audited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to transaction accounting adjustments that reflect the accounting for the transaction under GAAP. All activity between Profusa and Northview has been eliminated between the companies on the pro forma statement under tick mark J.

The pro forma combined statement of operations does not reflect a provision for income taxes or any amounts that would have resulted had the Combined Company filed consolidated income tax returns during the periods presented. The pro forma condensed combined balance sheet does not reflect the deferred taxes of the Combined Company as a result of the Business Combination. Upon Closing of the Business Combination, it is likely that the Combined Company will record a full valuation allowance against the total U.S. and state deferred tax assets given the net operating losses and valuation allowance of Profusa as the recoverability of the tax assets is uncertain. The Company used the separate return method in calculating the pro forma tax provision and tax effects of our pro forma adjustments.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Combined Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2024.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2025 are as follows:

A.	Reflects the reclassification of the remaining shares of NorthView Common Stock to permanent equity immediately prior to the Merger.

B.	Reflects the liquidation and reclassification of the balance of investments held in the trust account to cash and cash equivalents that becomes available to fund the Transaction. This is the full trust account balance as of March 31, 2025, which is further adjusted for redemptions reflected in adjustment (S) below to reflect the remaining trust account balance following such redemptions which was distributed at closing.

C.	Reflects the gross proceeds from the issuance and sale of PIPE Convertible Notes of NorthView that are convertible into shares of NorthView common stock at $10.00 per share pursuant to the PIPE Subscription Agreement entered into with the PIPE Investors, assuming no redemptions. The PIPE Subscription Agreement provides for a total facility up to $22.22 million which is split into tranches. The Initial Note was funded upon closing the merger for $10 million which was subject to a 10% OID ($9.0 million net). The notes did not convert as of the closing date. As such, the notes will remain in the pro forma balance sheet for pro forma purposes, as the notes convert at the election of the note holder until the shares are registered.

D.	Reflects the recapitalization and elimination of Northview’s pre-merger accumulated deficit balance.

E.	Represents direct and incremental transaction costs incurred by New Profusa related to the Merger and PIPE Subscription Agreement of approximately $6.0 million for advisory, banking, printing, legal and accounting that are incurred and anticipated to be incurred. These costs will not affect the Company’s combined statements of operations and comprehensive loss beyond 12 months after the acquisition date.

F.	Represents the payment of estimated direct and incremental transaction costs that are incurred and anticipated to be incurred, of which $1.8 million is expected to be paid in shares and $4.2 million is expected to be paid in cash, including the Business Combination Marketing Fee of $2.0 million. These costs will not affect the Company’s combined statements of operations and comprehensive loss beyond 12 months after the acquisition date.

G.	Represents reclassification of Profusa’s deferred offering costs to permanent equity and payment of the respective accrued and unpaid portion of the deferred offering costs.

H.	Represents payment of Northview accrued offering costs and expenses.

I.	Represents payment of direct and incremental transaction costs incurred by NorthView of approximately $1.6 million in advisory, banking, printing, legal, and accounting fees and other transaction related expenses in connection with the Merger and PIPE Subscription Agreement.

J.	Elimination of transactions between the two companies.

K.	Reflects exchange of Profusa’s Series A Convertible Preferred Stock for common stock of Profusa with $0.0001 par value.

L.	Reflects exchange of Profusa’s Series B Convertible Preferred Stock for common stock of Profusa with $0.0001 par value.

M.	Reflects exchange of Profusa’s Series C/C1 Convertible Preferred Stock for common stock of Profusa with $0.0001 par value.

N.	Reflects conversion of Senior Notes and Senior Bridge Notes into 6,819,763 shares of Profusa in accordance with their terms.

O.	Reflects conversion of Junior Notes into 2,801,697 shares of Profusa in accordance with their terms.

P.	Reference not used.

Q.	Represents reclassification of Profusa’s transaction costs incurred in excess of proceeds received from additional paid-in capital to accumulated deficit.

R.	Represents issuance of shares in New Profusa upon conversion of Northview’s convertible loan at the Closing of the Merger. The balance of the note was $1,919,796, which was fair value adjusted on the balance sheet to $9,133,382 is included in the pro forma at the current balance as no interest accrues on this note and was converted into 863,908 shares of New Profusa, at an as converted price of $2.22 per share.

S.	Reflects the 154,561 shares of NorthView common stock redeemed subsequent to March 31, 2025 for an aggregate redemption amount of approximately $0.7 million, which also includes a pro rata portion of the extension payments and interest that accrued between March 2025 and the various redemption dates.

T.	Reflects the conversion of the Profusa Senior Secured Convertible Notes issued subsequent to March 31, 2025 which converted into shares of New Profusa common stock.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2025 and the year ended December 31, 2024 are as follows:

AA. Represents the elimination of investment income related to the investments held in the NorthView Trust Account.

BB. Represents elimination of interest expense related to Profusa’s Junior Notes, and the interest expense related to Profusa’s Senior Notes Senior Secured Notes, and Senior Bridge Notes which was incurred following the modification of the Senior Notes on September 27, 2022 which was accounted for as debt extinguishment. Interest expense incurred prior to the September 27, 2022 modification is not eliminated because prior to that date the Senior Notes did not contain conversion feature requiring conversion of the Senior Notes upon a merger with a SPAC. Accordingly, the Senior Notes were deemed to have been extinguished as of September 27, 2022, and re-issued immediately as new debt that is convertible upon the Merger. All expenses incurred with respect to the Senior Notes following the September 27, 2022 modification, including interest expense and gains or losses incurred with subsequent modifications of the Senior Notes, are eliminated.

CC. Represents the income tax impact on the elimination of investment income related to the investments held in NorthView’s Trust Account.

DD. Represents elimination of the changes in the fair value of Northview’s convertible loan upon the closing of the Business Combination.

EE. To account for the Profusa Senior Secured Working Capital Loan interest at 12.0% during the three months ended March 31, 2025 and the year ended December 31, 2024, for the portion not already accounted for in accrued interest.

FF. Represents the accrual of estimated Transaction related costs incurred by NorthView after March 31, 2025 and December 31, 2024, respectively.

GG. Represents issuance of the Milestone Earnout Rights and Profusa Inducement Recoupment Earnout Rights to the equity holders of Profusa, which are treated as dividend distributions and recorded in additional paid-in capital. Earnout right represents a right to receive shares in future upon meeting certain earnout targets. The issuance date fair values of Milestone Earnout Rights and Profusa Inducement Recoupment Earnout Rights was determined using Monte Carlo Simulation approach. The Company estimated the vesting and payoff of the Milestone Earnout Shares and the Inducement Shares related to Milestone I Event and Milestone II Event for each simulated stock price path, and the vesting and payoff of the Milestone Earnout Shares related to Milestone III Event and Milestone IV Event for each simulated revenue path and the correlated stock price path. The fair value is then determined by averaging the payoff across all simulated paths and discounting it to the valuation date.

HH. Reflects transaction costs incurred in excess of proceeds.

II. To account for the PIPE Investors interest at 10% related to the first tranche of the PIPE Convertible Note.

4. Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2024. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of January 1, 2024, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions of Public Shares by NorthView Public Stockholders for the three months ended March 31, 2025 and for the year ended December 31, 2024:

	Year Ended December 31, 2024	Three Months Ended March 31, 2025

Pro forma net loss	$(13,695)	$(7,800)
Deemed dividend	$(9,684)	(9,684)
Pro forma net loss used in calculation of weighted-average pro forma net loss per share	$(23,379)	$(17,484)
Basic weighted average shares outstanding	33,002,012	33,161,159
Pro forma net loss per share - Basic and Diluted	$(0.71)	$(0.53)

Weighted average shares outstanding-basic and diluted
NorthView Common shareholders	6,535,591	5,901,557
Former Profusa shareholders	15,500,000	15,500,000
Shares issued to underwriters	157,500	182,500
Senior secured convertible note	4,660,000	5,542,261
Profusa bridge notes	4,285,012	4,170,932
Northview working capital loan	863,908	863,908
PIPE Subscription	1,000,000	1,000,000
	33,002,012	33,161,159